UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): March 29, 2012

GOVERNMENT PROPERTIES INCOME TRUST

(Exact Name of Registrant as Specified in Its Charter)

Maryland

(State or Other Jurisdiction of Incorporation)

1-34364	26-4273474
(Commission File Number)	(IRS Employer Identification No.)

Two Newton Place, 255 Washington Street, Suite 300, Newton, MA	02458-1634
(Address of Principal Executive Offices)	(Zip Code)

617-219-1440

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 9.01. Financial Statements and Exhibits.

This Current Report on Form 8-K includes an updated unaudited pro forma statement of income for Government Properties Income Trust, or we, us or our, which includes acquisitions we have completed since January 1, 2011 as well as other transactions we have completed since January 1, 2011.  This unaudited pro forma statement of income is not necessarily indicative of the expected results of operations for any future period.  Differences could result from numerous factors, including future changes in our portfolio of investments, changes in interest rates, changes in our capital structure, changes in property level operating expenses, changes in property level revenues, including rents expected to be received on leases in existence or entered into during and after 2011, and for other reasons. Consequently, actual future results are likely to be different than amounts presented in the unaudited pro forma statement of income related to these transactions and such differences could be significant.

(b) Pro Forma Financial Information.

Introduction to Unaudited Pro Forma Condensed Consolidated Statement of Income	F-1
Unaudited Pro Forma Condensed Consolidated Statement of Income for the Year Ended December 31, 2011	F-2
Notes to Unaudited Pro Forma Condensed Consolidated Statement of Income	F-3

i

GOVERNMENT PROPERTIES INCOME TRUST

Introduction to Unaudited Pro Forma Condensed Consolidated Statement of Income

The following unaudited pro forma condensed consolidated statement of income for the year ended December 31, 2011 presents the results of our operations as if all of the transactions described in the notes to the unaudited pro forma condensed consolidated statement of income were completed as of January 1, 2011.  This unaudited pro forma condensed consolidated statement of income should be read in connection with our consolidated financial statements for the year ended December 31, 2011, included in our Annual Report on Form 10-K filed on February 23, 2012 with the Securities and Exchange Commission.

This unaudited pro forma condensed consolidated statement of income is provided for informational purposes only. Upon completion of the long term financing of the acquisitions described in the notes to the pro forma condensed consolidated statement of income, our results of operations may be significantly different than what is presented in this unaudited pro forma condensed consolidated statement of income. In the opinion of management, all adjustments necessary to reflect the effects of the transactions described in the notes to the unaudited pro forma condensed consolidated statement of income have been included.

This unaudited pro forma condensed consolidated statement of income is not necessarily indicative of our results of operations for any future period. Differences could result from numerous factors, including future changes in our portfolio of investments, changes in interest rates, changes in our capital structure, changes in property level operating expenses, changes in property level revenues, including rents expected to be received on leases in existence or entered into during and after 2011, and for other reasons. Consequently, actual future results are likely to be different from amounts presented in the unaudited pro forma condensed consolidated statement of income and such differences could be significant.

Government Properties Income Trust

Unaudited Pro Forma Condensed Consolidated Statement of Income

For the Year Ended December 31, 2011

(in thousands, except per share amounts)

	Historical (A)	2011 Acquisitions (B)	Pro Forma Adjustments		Pro Forma

Rental Income	$178,950	$29,026	$536	(C)	$208,512

Expenses:
Real estate taxes	19,345	2,587	—		21,932
Utility expenses	15,316	2,918	—		18,234
Other operating expenses	31,784	5,573	(78)	(D)	37,279
Depreciation and amortization	40,089	—	7,468	(E)	47,557
Acquisition related costs	3,504	—	—		3,504
General and administrative	10,898	—	1,137	(F)	12,035
	120,936	11,078	8,527		140,541

Operating income	58,014	17,948	(7,991)		67,971

Interest and other income	104	—	—		104
Interest expense	(12,057)	(2,293)	(2,530)	(G)	(16,880)
Equity in earnings of an investee	139	—	—		139
Income before income tax expense	46,200	15,655	(10,521)		51,334
Income tax expense	(203)	—	—		(203)

Net income	$45,997	$15,655	$(10,521)		$51,131

Weighted average common shares outstanding	43,368		3,651	(H)	47,019

Net income per common share	$1.06				$1.09

Government Properties Income Trust

Notes To Unaudited Pro Forma Condensed Consolidated Statement of Income

(dollars in thousands, except per share amounts)

Basis of Presentation

(A)                              As of December 31, 2011, we owned 71 properties with a total of approximately 9.0 million rentable square feet.  The historical statement of income includes our accounts and the accounts of our subsidiaries.  All intercompany transactions and balances have been eliminated.

Unaudited Pro Forma Condensed Consolidated Statement of Income Adjustments for the Year Ended December 31, 2011

(B)                                Represents the revenues and expenses of the properties we acquired in 16 acquisitions for an aggregate purchase price of $444,050, excluding acquisition costs and including the assumption of debt, during the year ended December 31, 2011 for the period from January 1, 2011 to the respective dates of acquisition.  Real estate taxes, utility expenses and certain other operating expenses are based upon actual historical expenses at each property.

(C)                                Represents the effect of the acquisitions on rental income for the periods from January 1, 2011 to the respective dates of acquisition resulting from the non-cash straight line rent adjustments and the non-cash amortization of above and below market leases.  We amortize capitalized above market lease values and below market lease values as a reduction or increase, respectively, to rental income over the remaining terms of the acquired leases.  The additional rental income is as follows:

Non-cash, straight line rent adjustments as if the acquisitions occurred on January 1, 2011	$2,266
Non-cash, net above and below market lease amortization	(1,730)
Total	$536

(D)                               Represents the effect of the acquisitions on other operating expenses for the periods from January 1, 2011 to the respective dates of acquisition based upon our contractual obligations under our property management agreement with Reit Management & Research LLC, or RMR.

(E)                                 Represents the effect of the acquisitions on depreciation expense for the periods from January 1, 2011 to the respective dates of acquisition.

(F)                                 Represents the effect of the acquisitions on general and administrative expenses, based upon our contractual obligations under our business management agreement with RMR, for the periods from January 1, 2011 to the respective dates of acquisition.

(G)                                Adjusts interest expense for a $4,622 increase in our interest expense due to acquisition borrowings of $396,081 under our revolving credit facility, at our weighted average interest rate for the year ended December 31, 2011 of 2.19%, a $195 decrease in our interest expense related to amortization of the estimated premium on the mortgage debt assumed in connection with one of the acquisitions, plus the amortization of the related deferred financing fees of $72, offset by interest expense savings of $1,969 assuming that the public offering of our common shares that we completed in July 2011 had occurred on January 1, 2011.

(H)                               Our weighted average common shares outstanding were calculated as if the common shares we sold in the public offering of our common shares that we completed in July 2011 were outstanding on January 1, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GOVERNMENT PROPERTIES INCOME TRUST

	By:	/s/ Mark L. Kleifges
	Name:	Mark L. Kleifges
	Title:	Treasurer and Chief Financial Officer

Dated: March 29, 2012